UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 24, 2009

Merck & Co., Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	1-3305	22-1109110
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Merck Drive, P.O. Box 100, Whitehouse Station, New Jersey		08889
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	908-423-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Grant of Annual Bonus. On February 24, 2009, the Compensation and Benefits Committee (the "Committee") of the Board of Directors (the "Board") of Merck & Co., Inc. (the "Company") granted the following Executive Incentive Plan ("EIP") awards to the executives who will be named in the Company’s summary compensation table contained in its definitive 2009 Proxy Statement. The award to Mr. Clark, who is the Company's chairman, president and chief executive officer, was also reviewed and approved by the Board. The awards were made with respect to 2008 performance.

Executive - EIP Award

Richard T. Clark - $2,244,510
Peter N. Kellogg - $721,624
Peter S. Kim - $875,023
Kenneth C. Frazier - $986,155
Bruce N. Kuhlik - $563,767

Revised LTI Terms

The Company has adopted a revised term sheet with respect to its 2007 Incentive Stock Plan, which is filed as an exhibit to this report.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Amendments to By-Laws

On February 24, 2009, the Board approved amendments to Article I, Section 2 of the Company's By-Laws, which are effective immediately, that (1) require the Board to call a special meeting at the request of holders of record of 25% or more of the Company's stock entitled to vote at any such meeting, lowering the threshold from the majority of holders of record previously required to request a special meeting, and (2) require the Board to call the meeting for a date within 60 to 90 days after receiving the request.

The Company's By-Laws, as amended, are attached hereto as Exhibit 3.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.2 - By-Laws of the Company, as amended, effective February 24, 2009

10.1 - Performance share unit terms for annual grant under the Merck & Co., Inc. 2007 Incentive Stock Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merck & Co., Inc.

March 2, 2009	By:	/s/ Debra A. Bollwage

Name: Debra A. Bollwage
Title: Senior Assistant Secretary

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Exhibit Index

Exhibit No.	Description

3.2	By-Laws of the Company, as amended, effective February 24, 2009
10.1	Performance share unit terms for annual grant under the Merck & Co., Inc. 2007 Incentive Stock Plan